Exhibit 2.4

                             KATANGA MINING LIMITED

                NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the special general meeting of shareholders (the "Meeting") of Katanga Mining Limited (the "Corporation") will be held at The Fairmont Royal York, 100 Front Street West, Toronto, Ontario, on January 12, 2009, at 9:00 a.m. (Toronto time) for the following purposes:

(a) to consider, and if deemed appropriate, to increase the authorized share capital of the Corporation from 300,000,000 common shares in the capital of the Corporation with a par value of $0.10 each to 5,000,000,000 common shares in the capital of the Corporation with a par value of $0.10 each; and

(b) to transact such other business as may properly come before the Meeting or any adjournments thereof.

This notice is accompanied by a form of proxy and the management information circular of the Corporation dated December 12, 2008.

Regardless of whether or not you are able to be present at the Meeting, shareholders are requested to complete, date, sign and return the enclosed form of proxy in accordance with its instructions (unregistered shareholders must deliver their completed proxies in accordance with the instructions given by their financial institution or other intermediary that forwarded the form of proxy to them) so that as large a representation as possible may be had at the Meeting.

The board of directors of the Corporation has fixed the close of business on December 12, 2008 as the record date for the determination of holders of common shares of the Corporation entitled to notice of the Meeting and any adjournments thereof.

To be effective, forms of proxy must be received by Equity Transfer and Trust Company, Proxy Department, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 (Fax: (416) 342-1095) prior to 4:30 p.m. (Toronto time) on January 8, 2008, or if the Meeting is adjourned, 48 hours prior to the time of such adjourned Meeting (excluding Saturdays, Sundays, and holidays).

DATED at Toronto this 12th day of December, 2008.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             (Signed) "Hugh Stoyell"

                                             Non-Executive Chairman

                             KATANGA MINING LIMITED
                         MANAGEMENT INFORMATION CIRCULAR

                             DATED DECEMBER 12, 2008

                            GENERAL PROXY INFORMATION

Solicitation of Proxies
-----------------------

This management information circular is furnished in connection with the solicitation of proxies by the management of Katanga Mining Limited (the "Corporation") for use at the special general meeting of the shareholders (the "Meeting") of the Corporation at the time and place and for the purposes set forth in the accompanying Notice of Special General Meeting of Shareholders. References in this management information circular to the Meeting include any adjournment or adjournments thereof. It is expected that the solicitation will be primarily by mail, however, proxies may also be solicited personally by regular employees of the Corporation.

The board of directors of the Corporation (the "Board") has fixed the close of business on December 12, 2008 as the record date, being the date for the determination of the registered holders of securities entitled to receive notice of the Meeting. Duly completed and executed proxies must be received by the Corporation's transfer agent at the address indicated on the enclosed envelope no later than 48 hours before the time of the Meeting, or any adjournment thereof.

Unless  otherwise   stated,   the  information   contained  in  this  management
information circular is as of December 12, 2008.

Appointment and Revocation of Proxies
-------------------------------------

The persons named in the enclosed form of proxy are officers and/or directors of the Corporation. A shareholder desiring to appoint some other person, who need not be a shareholder, to represent them at the Meeting, may do so by inserting such person's name in the blank space provided in the enclosed form of proxy or by completing another proper form of proxy and, in either case, depositing the completed and executed proxy at the office of the Corporation's transfer agent indicated on the enclosed envelope no later than 48 hours before the time of the Meeting, or any adjournment thereof.

A shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business, then the space opposite the item is to be left blank. The shares represented by the proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the proxy.

A proxy given pursuant to this solicitation may be revoked by an instrument in writing executed by a shareholder or by a shareholder's attorney authorized in writing (or, if the shareholder is a corporation, by a duly authorized officer or attorney) and deposited either at the registered office of the Corporation, or at the offices of Equity Transfer and Trust Company, Proxy Department, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 (Fax: (416) 342-1095) at any time up to and including the last business day preceding the day of the Meeting.

Exercise of Discretion by Proxies
---------------------------------

The persons named in the enclosed form of proxy will vote the shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them. In the absence of such direction, such shares will be voted in favour of the passing of all of the resolutions described below. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the time of printing of this management information circular, management knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters that are not now known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxies.

Voting by Non-Registered Shareholders
-------------------------------------

Only registered shareholders of the Corporation or the persons they appoint as their proxies are permitted to vote at the Meeting. Most shareholders of the Corporation are "non-registered" shareholders ("Non-Registered Shareholders") because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. Shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an "Intermediary") that the Non-Registered Shareholder deals with in respect of the shares of the Corporation (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees); or (ii) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Corporation will have distributed copies of the Notice of Meeting, this management information circular and the form of proxy and the request form (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

     (i) be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "voting instruction form") which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

     (ii) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Corporation, c/o Equity Transfer and Trust Company, Proxy Department, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 (Fax:
          (416) 342-1095).

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the shares of the Corporation they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert the Non-Registered Shareholder or such other person's name in the blank space provided. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

A Non-Registered Shareholder may revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote which has been given to an Intermediary at any time by written notice to the Intermediary provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote which is not received by the Intermediary at least seven (7) days prior to the Meeting.

Interest of Certain Persons in Matters to be Acted Upon
-------------------------------------------------------

None of the directors or executive officers of the Corporation, any person who has held such a position since the beginning of the last completed financial year of the Corporation, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise in the matters to be acted upon at the Meeting, except to the extent such individuals are also shareholders of the Corporation.

Voting Securities and Principal Holders Thereof
-----------------------------------------------

As of December 11, 2008, a total of 206,089,153 common shares (the "Common Shares") in the capital of the Corporation were issued and outstanding. Each Common Share entitles the holder thereof to one vote on each matter coming before the Meeting. The Corporation does not have any other class of security entitled to vote at the Meeting. The record date for the determination of shareholders entitled to receive notice of the Meeting has been fixed at December 12, 2008.

On January 11, 2008, the Corporation's Shareholders approved a merger between the Corporation and Nikanor PLC as more particular described in the annual information form of the Corporation dated March 20, 2008. To the knowledge of the directors and executive officers of the Corporation, as of the date hereof, no person or company beneficially owns, directly or indirectly, or exercises control or direction over voting securities of the Corporation carrying more than 10% of the voting rights attached to any class of voting securities of the Corporation other than:

Name                                   Common Shares Beneficially Owned #/% (1)
----                                   ----------------------------------------
Cosaf Limited(2)                       47,795,722 / 23.19%
Oakey Invest Holdings Inc.             29,037,983 / 14.09%

Note:
(1) The information as to Common Shares beneficially owned or over which control or direction is exercised, not being within the knowledge of the Corporation, has been obtained by the Corporation from publicly disclosed information and/or furnished by the shareholders listed above.

(2) The Corporation understands that Glencore Finance (Bermuda) Limited, Ruwenzori Limited and Cosaf Limited have entered into a co-operation and voting agreement (the "Co-operation Agreement") in relation to the Corporation, which is intended, amongst other things, to ensure that the parties exercise their respective rights as shareholders in the Corporation in a co-ordinated manner. The Corporation understands that the Co-operation Agreement also includes restrictions on the transfer of the Common Shares which are held by the respective parties and certain pre-emption rights in relation thereto. Collectively, the Corporation believes the parties to the Co-operation Agreement own and/or control, directly or indirectly, 65,376,204 (31.72%) Common Shares on a non-diluted basis. The information as to Common Shares beneficially owned or over which control or direction is exercised, not being within the knowledge of the Corporation, has been obtained by the Corporation from publicly disclosed information and/or furnished by the shareholders.

             PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

Proposed Increase in the Authorized Share Capital of the Corporation
--------------------------------------------------------------------

Currently, the authorized share capital of the Corporation consists of 1,000 Common Shares with a par value of $12.00 each and 300,000,000 Common Shares with a par value of $0.10 each. As of December 11, 2008, the issued and outstanding share capital of the Corporation was 206,089,153 Common Shares.

As stated in the Interim Financial Statements for the three and nine month periods ended September 30, 2008, the Corporation does not have sufficient cash to fund planned capital expenditures to support the ramp up of ongoing operations to a self-sustaining level. Measures have been taken to reduce capital expenditures and workforce and, given current commodity prices, the production of cobalt concentrate has been temporarily suspended. However, the Corporation's cash reserves are sufficient, at current expenditure and operating levels, to fund continuing operations for a short period only. The Corporation therefore requires additional funding on an urgent basis in order to permit it to continue to operate as a going concern.

The Corporation is currently examining various options to ensure continued operations, including an equity raise and a convertible debt financing with a number of shareholders. If an equity raise or convertible debt financing option is pursued it is possible that participating shareholders would be permitted to significantly increase their equity stake without prior shareholder approval. Further, these shareholders would be entitled to vote in respect of the resolution proposing an increase in the Corporation's authorized share capital. The Corporation intends to rely on "financial hardship" exemptions from the shareholder approval and/or valuation requirements under the rules of the Toronto Stock Exchange and/or Multilateral Instrument 61-101 of the Canadian Securities Regulators in connection with any such transactions.

Therefore, the Board proposes that the authorized share capital of the Corporation be increased to consist of 1,000 Common Shares with a par value of $12.00 and 5,000,000,000 Common Shares with a par value of $0.10 each. In order to be effective, the resolution to increase the Corporation's authorized share capital must be passed by a majority of votes cast in respect thereof by the shareholders represented in person or by proxy at the Meeting.

Directors' Recommendation
-------------------------

FOR THE REASONS INDICATED ABOVE, THE BOARD OF DIRECTORS OF THE CORPORATION BELIEVES THAT THE INCREASE IN THE AUTHORIZED SHARE CAPITAL OF THE CORPORATION IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS AND, ACCORDINGLY, UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR SUCH INCREASE.

UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE FOR THE INCREASE OF THE AUTHORIZED SHARE CAPITAL OF THE CORPORATION AS SET FORTH ABOVE.

Resolutions Approving Increase in Authorized Share Capital
----------------------------------------------------------

Shareholders will be asked to consider, and if deemed appropriate, to pass the following ordinary resolutions at the Meeting:

     "BE IT RESOLVED THAT:

     (1) the authorized share capital of Katanga Mining Limited be increased to consist of 1,000 Common Shares with a par value of $12.00 and 5,000,000,000 Common Shares with a par value of $0.10 each; and

     (2) any one director or officer of Katanga Mining Limited be, and is hereby, authorized to execute or cause to be executed and to deliver or cause to be delivered all other deeds, documents, instruments and assurances and to do or cause to be done all such other acts and things, as in the opinion of such person may be necessary and desirable in order to fulfill the intent of the foregoing resolutions."

Additional Information
-----------------------

Additional information relating to the Corporation is available on SEDAR at www.sedar.com. Shareholders may contact the Corporation at 15 Golden Square, London, England, W1F 9JG by mail, telecopier (44 2074405801), telephone (44 2074405800) or e-mail info@katangamining.com ) to request copies of the Corporation 's financial statements and MD&A.

Financial information for the Corporation's most recently completed financial year is provided in its comparative financial statements and MD&A which are filed on SEDAR.

Director's Approval
-------------------

The contents of this management information circular and the sending thereof to the shareholders of the Corporation have been approved by the board of directors of the Corporation.

BY ORDER OF THE BOARD OF DIRECTORS,

Signed "Hugh Stoyell"
Non-Executive Chairman

December 12, 2008